Exhibit 10.21

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TABLE OF CONTENTS

Section 1 – Definitions

Section 2 – Grant and Reservation of Rights

Section 3 – Economic Consideration

Section 4 – Sublicensing

Section 5 – U.S. Government Rights

Section 6 – Reports, Records, and Audits

Section 7 – Confidential Information

Section 8 – Export

Section 9 – Patent Prosecution

Section 10 – Patent Enforcement

Section 11 – Warranties, Indemnifications, and Insurance

Section 12 – Duration, Termination, and Conversion

Section 13 – General

Appendix A – Technology Specific Terms and Conditions

A1-CU1350H

Appendix B – Diligence Report

Appendix C – Form of Royalty Report

Appendix D – Options

D1-CU1211H

D2-CU2264H

This Exclusive License Agreement (the “Agreement”) between the Regents of the University of Colorado, a body corporate, having its principal office at 1800 Grant Street, 8th Floor, Denver, CO 80203 (hereinafter “University”) and Syndax Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware, having its principal place of business at 460 Totten Pond Road, Suite 650, Waltham, Massachusetts 02451 (hereinafter “Licensee”) is effective on the 28th of March, 2013, (the “Effective Date”).

WHEREAS, University is the owner of the Licensed Patent(s) developed by Drs. Paul Bunn, Fred Hirsch, Samir Witta, et al (“Inventors”) as later defined in Appendix A and which may be amended from time to time to include new technologies;

WHEREAS, University and Licensee entered into an exclusive option agreement (First Option) on July 23, 2007 for the Licensed Patents;

WHEREAS, University extended the First Option for these technologies so that the term of the First Option would expire on December 31, 2010;

WHEREAS, University wants to have the invention(s) described in the Licensed Patents developed and marketed as soon as possible so that the resulting products may be available for public use and benefit; and

WHEREAS, Licensee is interested in extending the First Option and acquiring an exclusive option to a new technology co-owned by University and Licensee, each of which is collectively referred to hereafter as the Option, which may be amended from time to time to include new technologies all of which shall be listed in Appendix D (“Optioned Patents”); and

WHEREAS; Licensee is interested in executing certain Option rights to license the Licensed Patents for the purpose of developing and commercializing products covered by the Licensed Patents;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

GENERAL TERMS AND CONDITIONS

SECTION 1. DEFINITIONS

For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1	“Affiliate(s)” means any business entity that controls, is controlled by, or is under common control with Licensee. Control means the direct or indirect ownership of at least fifty percent (50%).

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1.2	“Know-How” shall mean University’s proprietary information which has been created or developed by an inventor of a patent listed in Appendix A, and fixed in any tangible medium of expression as of the Effective Date, and which is directly related to the use of, or desirable for the practice of, the Licensed Patents.

1.3	“Licensee HDAC Inhibitors” means entinostat and any other Licensed Products developed by Licensee or a Sublicensee whose mechanism of action is HDAC inhibition.

1.4	“Licensed Indication” means an indication the treatment of which is covered by a Valid Claim.

1.5	“Licensed Patent(s)” means the United States and foreign patent(s) and/or patent application(s) listed in Appendix A together with any and all divisionals, continuations of those applications and the patents issued therefrom, including any reissues, reexaminations, or extensions of such patents, and claims of any continuations-in-part applications and resulting patents that are directed to subject matter specifically described and claimed in the patents and patent applications listed in Appendix A.

1.6	“Licensed Process(es)” means any method, procedure, service or process, the practice of which, in the absence of a license, would infringe, or contribute to infringement of, a Valid Claim of a Licensed Patent.

1.7	“Licensed Product(s)” means any and all products the making, using, importing, exporting, offering to sell, or selling of which, in the absence of a license, would infringe, or contribute to infringement of, a Valid Claim of a Licensed Patent.

1.8	“Optioned Patents” means any patent or patent application described in the Option set forth in Appendix D.

1.9	“Royalty-Bearing Net Sales” means sales for Licensed Indications, on a country-by-country basis, of Licensee HDAC Inhibitors by Licensee, Affiliates or Sublicensees. Licensee shall calculate the Royalty-Bearing Net Sales by first determining the Total Net Sales as described in Section 1.12 below and then multiplying Total Net Sales by the ratio of A/B where A is the total sales of Licensee HDAC Inhibitors for practicing the Licensed Process(es), and B is the total sales of Licensee HDAC Inhibitors. A and B shall be calculated at Licensee’s sole expense on an annual basis by an independent auditor, mutually agreed between the Parties, with expertise in the calculation of pharmaceutical sales on an indication by indication basis. For sake of clarity, in instances where sales for a Licensed Indication may be easily distinguished from sales for other indications, e.g by differences in dosage or formulation, then Total Net Sales for the Licensed Indication shall be Royalty-Bearing Net Sales. The Parties further agree that should the aforementioned audit be commercially infeasible the Parties shall mutually agree on another manner for calculating Royalty-Bearing Net Sales.

1.10	“Sublicensee(s)” means any third party sublicensed by Licensee to make, have made, offer to sell, have offered to sell, sell, have sold, import, have imported, exported, or have exported Licensed Product or to practice or have practiced any Licensed Process.

1.11

“Sublicense Income” shall mean any and all consideration received by Licensee or an Affiliate from a third party as consideration for the grant of a sublicense or an option for a sublicense to the Licensed Patents. Such consideration shall include without limitation any upfront, license initiation or signing fees, license maintenance fees, milestone payments,

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and the unearned portion of any minimum annual royalty payment. Sublicense Income shall also include the fair market value of any non-cash consideration, such as equity, paid in lieu of cash. Sublicense Income shall not include sums received as royalties on Total Net Sales by Sublicensees, such Total Net Sales being subject to the royalty on Royalty-Bearing Net Sales in Appendix A.

1.12	“Total Net Sales” means the amount of gross receipts on sales of Licensee’s HDAC Inhibitors by Licensee, Affiliates, or Sublicensees. Total Net Sales excludes the following items, but only to the extent they pertain to the sale of Licensee HDAC inhibitors, are included in gross revenue, and are separately stated on purchase orders, invoices, or other documents of sale:

a.	transportation charges, and other charges, such as insurance, relating thereto,

b.	sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sales and actually paid, discounts and charge-backs granted, allowed or incurred in connection with sales,

c.	allowances or credits to customers actually given and not in excess of the selling price on account of rejection, outdating, recalls or returns,

d.	rebates, reimbursements, fees or similar payments to wholesalers and other distributors (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations governmental authorities or other institutions or health care organizations; and,

e.	sales related to the performance of clinical trials in the course of obtaining data for the purpose of regulatory approval.

In the event that a Licensee HDAC Inhibitor is sold as an end-user combination product, the Total Net Sales for such combination shall be calculated by multiplying the Total Net Sales of the combination product by the ratio of C/D where C is the gross selling price of Licensee HDAC Inhibitor (in the applicable country) when such product is sold separately and D is the gross selling price of the end-user combination product (in the applicable country). If the Licensee HDAC inhibitor and/or other active elements of the combination are not sold separately in a particular country, the parties shall negotiate in good faith to determine the Total Net Sales in such country.

Sales between Licensee and its Affiliates and Sublicensees shall be disregarded for the purposes of calculating Total Net Sales except if such purchaser is the end user.

1.13	“Valid Claim” means a pending or issued and unexpired claim of a Licensed Patent so long as such claim has not been irrevocably abandoned or declared to be unenforceable or invalid in an unappealable or unappealed decision of a court, governmental agency, regulatory authority, arbitral tribunal, or other body of competent jurisdiction through no fault of Licensee.

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SECTION 2. GRANT AND RESERVATION OF RIGHTS

2.1	License. Subject to the terms and conditions of this Agreement, University grants to Licensee, under the Licensed Patents, an exclusive license to the Licensed Patents to make, have made, use, import, offer to sell, sell, have sold, distribute, and have distributed Licensed Products and to practice the Licensed Process(es) in the Field(s) of Use and Territory as these terms are defined in Appendix A of this Agreement, and a non-exclusive license to the Know-How to make, have made, use, import, offer to sell and sell Licensed Products and to practice the Licensed Process(es) in the Field(s) of Use and Territory as these terms are defined in the Appendix A of this Agreement.

2.2	Option Rights. University grants Licensee an option to the Intellectual Property Rights as defined and pursuant to the terms set forth in Appendix D.

2.3	Reservation of Rights. This license is expressly made subject to the University’s reservation, on behalf of itself, the Inventors of the Licensed Patents, future not-for-profit employers of such Inventors, and all other not-for-profit academic and research institutions, of the right to make and use the Licensed Products and Licensed Processes under the Licensed Patent(s) and Licensed Process(es) for educational and research purposes only and not for any commercial third party-sponsored research that would give rise to any intellectual property rights in such third party.

2.4	Limitation on Rights. This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of University other than the Licensed Patents, regardless of whether such patents are dominant or subordinate to the Licensed Patent(s).

SECTION 3. FINANCIAL CONSIDERATION

As consideration for the license and option rights granted under this Agreement, Licensee agrees to pay to University the economic consideration specified in Appendix A and Appendix D.

SECTION 4. SUBLICENSING

4.1	Required Sublicense Terms. Licensee may sublicense the rights granted in Section 2. Any sublicense granted by Licensee shall include royalty payment terms and shall be consistent with and not conflict with this Agreement. Licensee will remain responsible for the performance of all Sublicensees under any such sublicense as if such performance were carried out by Licensee itself, including, without limitation, the payment of any Royalty-Bearing Net Sales royalties, minimum annual royalties, milestone payments, and other license fees or payments provided for a sublicense, regardless of whether the terms of such sublicense provide for such amounts to be paid by the Sublicensee directly to the University. Any sublicense:

a.	Shall be subject to the termination of this Agreement (except to the extent the sublicense is assigned to University pursuant to Section 4.1(d));

b.	Shall provide that any Sublicensee will not further sublicense;

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c.	Shall expressly include for the benefit of the University the provisions of Article 3 Economic Consideration, Article 6 Reports, Records and Audits including the University’s direct right to audit, and Article 11 Warranties, Indemnification, and Insurance and shall be require automatic termination of the sublicense in the event the sublicensee institutes a legal action challenging the validity of any Licensed Patent;

d.	Shall state that in the event this Agreement is terminated pursuant to Section 12.2(b), provide for assignment of the sublicense to University so long as the Sublicensee complies with Section 4.1 and the Sublicensee is not in breach; and

e.	Shall provide only for cash consideration from Sublicensee(s) unless University has expressly consented in writing and in advance to other consideration.

4.2	Sublicensee Royalties. Licensee shall pay royalties on Royalty-Bearing Net Sales by its Sublicensee(s) and on Sublicense Income as specified in Appendix A.

4.3	Copy of Sublicense and Sublicensee Reports. Licensee will submit to University a copy of each fully executed sublicense agreement and any amendments to sublicenses granted by Licensee under this Agreement. Sublicense agreements and amendments must be postmarked within *** of the execution of such sublicense. Licensee will submit to University a summary and all copies of any diligence or royalty reports provided to Licensee by Sublicensees, within *** of receipt.

SECTION 5. U.S. GOVERNMENT RIGHTS AND REQUIREMENTS

Licensee understands that this Agreement is subject to all of the terms and conditions of 35 U.S.C. §§ 200-212, (“The Bayh-Dole Act”) and 37 C.F.R. § 401. Licensee agrees to take all reasonable action necessary to enable University to satisfy its obligations thereunder. Licensee shall use commercially diligent efforts to cause any Licensed Products to be manufactured substantially in the United States.

SECTION 6. REPORTS, RECORDS, AND AUDITS

6.1	Reports. Beginning on ***, Licensee shall submit to University written

a.	Diligence Reports as set forth in Appendix B, annually within *** of the end of the prior year; and

b.	Royalty Reports using the Royalty Report Form set forth in Appendix C for each calendar quarter, within *** of the end of the calendar quarter, regardless of any Royalty-Bearing Net Sales.

6.2	Records.

a.	Licensee shall keep accurate records and shall compel its Affiliates and Sublicensees to keep accurate records in sufficient detail to reflect its operations under this Agreement and to enable the royalties accrued and payable under this Agreement to be determined.

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b.	Such records shall be retained for at least *** after the close of the period to which they pertain, or for such longer time as may be required to finally resolve any question or discrepancy raised by University.

6.3	Audits.

a.	Upon the request of University, with reasonable notice, but not more frequently than once a year, Licensee shall permit an independent public accountant selected and paid by University to have access during regular business hours to such records as may be necessary to verify the accuracy of royalty payments made or payable hereunder.

b.	Said accountant shall disclose information acquired to University only to the extent that it should properly have been contained in the royalty reports required under this Agreement.

c.	If an inspection shows an underreporting or underpayment in excess of *** percent (***%) for any *** period, then Licensee shall reimburse University for the cost of the inspection and pay the amount of the underpayment including any interest as required by this Agreement.

SECTION 7. CONFIDENTIAL INFORMATION

7.1	Responsibilities. Both University and Licensee (hereinafter, “Party” or “Parties”) shall vigilantly protect any and all confidential information related to the Licensed Patents and Optioned Patents from disclosure to third parties. No such disclosure shall be made by a Party without the written permission of the other Party.

7.2	Ownership. All written documents containing confidential information and other material in tangible form received by either Party (“Recipient”) under this Agreement shall remain the property of the disclosing Party. Upon request of the disclosing Party, the other Party shall return such documents to the disclosing Party or provide evidence of their destruction.

7.3	Future information and inventions. All invention disclosures, scientific data, and business information received by either Party under this Agreement shall be considered confidential information.

7.4	Exceptions. Confidential information shall not include:

a.	information which at the time of disclosure had been previously published or was otherwise in the public domain through no fault of Recipient;

b.	information which becomes public knowledge after disclosure unless such knowledge results from a breach of this Agreement;

c.	information which was already in Recipient’s possession prior to the time of disclosure as evidenced by written records kept in the ordinary course of business or by proof of actual use thereof;

d.	information that is independently developed without use of the confidential information; and

e.	information which was lawfully received by the Recipient from a third party having the legal right to transmit the same.

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7.5	Required Disclosure. In the event the Recipient is required by law, court order or government regulation to disclose confidential information of the disclosing Party, Recipient shall promptly notify the disclosing Party thereof so that disclosing Party may oppose such disclosure or reduce its scope.

7.6	CORA. Licensee acknowledges that University is subject to the Colorado Public Records Act (C.R.S. §§ 24-72-201, et seq.). All plans and reports marked “Confidential” shall be treated by University as confidential to the extent permitted under § 24-72-204.

SECTION 8. EXPORT

Licensee will not export or re-export Licensed Product(s) to any country, individual, or entity except when such export or re-export is authorized in full compliance with the laws and regulations of the United States of America, as applicable. Applicable laws and regulations may include but are not limited to the Export Administration Regulations, the International Traffic in Arms Regulations, and the economic sanctions regulations administered by the U.S. Department of the Treasury.

SECTION 9. PATENT PROSECUTION

9.1

Licensee’s Responsibilities. Licensee shall assume and maintain primary responsibility for preparing, filing and prosecuting patent claims for the Licensed Patents and Optioned Patents (including any interference or reexamination actions) for University’s benefit. Within thirty (30) days of the Effective Date, Licensee shall provide University written notice of the name of Licensee’s patent counsel and a copy of the engagement letter with patent counsel. Further, Licensee shall assume primary responsibility for all patent activities, including all costs, associated with the prosecution and maintenance of Licensed Patents and Optioned Patents and shall promptly provide University with copies of all official documents and correspondence relating to the inventorship, prosecution, maintenance, and validity of the Licensed Patents and Optioned Patent(s) prior to the filing of such documents. Licensee shall provide sufficient notice and describe the proposed action to University before taking any substantive actions in prosecuting the claims and University shall have final approval on how to proceed with any such action. To aid Licensee in this process, University will provide information, execute and deliver documents and do other acts as Licensee may occasionally reasonably request. Licensee will reimburse University for University’s reasonable costs in complying with such requests. Licensee shall not abandon prosecution of any U.S. or foreign patent application without first notifying University of Licensee’s intention and reason therefore at least *** prior to any bar date and providing University with reasonable opportunity to assume responsibility for prosecution and maintenance of such patents and patent applications. Licensee’s obligations under this Article 9 with respect to Optioned Patents shall cease upon expiration of the applicable Option Rights (without being exercised) at the end of the applicable Option Period, and Licensee agrees to cooperate fully with University, its attorneys, and agents to effect the transfer of control over the preparation, filing, prosecution, and maintenance of any and all patent applications or patents and to provide University with complete copies of any and all

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documents or other materials that University deems necessary to undertake such responsibilities.

9.2	Foreign Patent Prosecution. If Licensee will not pursue patents in a foreign country where patent protection may be available, Licensee shall notify the University *** prior to any patent prosecution bar date in that country so that University may prosecute patents in that country if University so desires. If University pursues such foreign patent protection, then from that time forward all such patent applications and any patents arising therefrom shall not be considered Licensed Patents or Optioned Patents under this Agreement and Licensee shall forfeit any and all rights under this Agreement to such patent applications and any patents arising therefrom. University shall be responsible for all costs associated with those patent applications and patents it decides to pursue and maintain.

9.3	University’s Right to Resume Prosecution. At any time, University may provide Licensee with written notice that University wishes to resume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patents or Optioned Patents. If University elects to resume such responsibilities, Licensee agrees to cooperate fully with University, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents and to provide University with complete copies of any and all documents or other materials that University deems necessary to undertake such responsibilities. With respect to patent prosecution expenses incurred by University after the University has resumed prosecution, Licensee will reimburse University within *** of receiving an invoice from University.

SECTION 10. PATENT ENFORCEMENT/INFRINGEMENT

10.1	Notice of Infringement By Third Party. University and Licensee agree to inform the other Party promptly in writing of any suspected infringement of the Licensed Patents or Optioned Patent(s) by a third party. Such notice shall include any evidence of infringement possessed by the suspecting Party. Upon such notice and before proceeding with any action (e.g., cease and desist notice), the parties shall consult with each other before Licensee proceeds with any action.

10.2	University Suit. University shall have the first right to institute suit, and may name Licensee for standing purposes. If University decides to institute suit, it will provide written notice to Licensee within *** of the date when Licensee or University receives notice of infringement. If within *** of such written notice from University, Licensee does not notify University in writing that it will jointly prosecute the suit, Licensee will assign and hereby does assign to University all rights, causes of action, and damages resulting from the alleged infringement identified in the written notice from University. University will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

10.3	Joint Suit. If University and Licensee agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. University and Licensee shall agree to the manner in which they shall exercise control over such suit. Each Party, at its option, may be represented by separate counsel of its own selection, the fees for which shall be paid by each such Party.

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10.4	Licensee Suit. In the absence of a University suit pursuant to Section 10.2 or absent an agreement to institute a suit jointly pursuant to Section 10.3, Licensee may institute suit. Licensee agrees to keep University reasonably apprised of the status and progress of any litigation. Licensee shall bear the entire cost of such litigation. In the event that Licensee undertakes enforcement of the Licensed Patent(s) by litigation, Licensee shall have the right to withhold up to *** percent (***%) of royalty and other payments owed University for so long as the litigation is pending, including during any appeal from any judgment or decision from any court or other judicial body having jurisdiction of the legal proceeding, and apply the same toward reimbursement of its expenses, including reasonable expert witness and attorney’s fees and court costs, in connection therewith. Any recovery in excess of reasonable attorneys fees for outside counsel and court costs incurred in litigation related to patent enforcement, and in excess of reimbursement to University for any royalty or other payments past due or withheld, shall be shared *** between Licensee and University, respectively.

10.5	Defense of Infringement. If Licensee, an Affiliate, or a Sublicensee is named as a defendant in a legal proceeding (“Defendant”) charging Defendant with patent infringement as a result of its manufacture, use, import, offer to sell, sale or distribution of Licensed Product(s) or the practice of Licensed Process(es), or otherwise contending that Defendant does not have the right to exercise the Patent Rights or the right to manufacture, use, import, offer to sell, sell or distribute Licensed Product(s) or practice the Licensed Process(es), Licensee shall have the right to establish an escrow account with an escrow agent mutually acceptable to Licensee and University, to deposit royalty and other payments owed University for so long as the legal proceeding is pending, including during any appeal from any judgment or decision from any court or other judicial body having jurisdiction of the legal proceeding. Licensee may use up to *** percent (***%) of amounts due University to offset the costs of defense (including reasonable expert witness and attorney’s fees and court costs). Should such legal proceeding result in a final verdict in Defendant’s favor, escrowed royalty and other payments shall be released to University.

SECTION 11. WARRANTIES, INDEMNIFICATIONS, AND INSURANCE

11.1	Negation of Warranties.

a.	UNIVERSITY MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE OR ITS SUBLICENSEE(S), AFFILIATES, OR VENDEES OR OTHER TRANSFEREES OF LICENSED PRODUCTS OR LICENSED PROCESSES INCORPORATING OR MADE BY USE OF THE LICENSED PATENTS OR OF PRODUCTS OR PROCESSES INCORPORATING OR MADE BY USE OF THE OPTIONED PATENTS. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OR SALE OF SUCH PRODUCTS OR PROCESSES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, SERVICE MARK, OR OTHER RIGHTS.

b.	Nothing in this Agreement shall be construed as

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i.	A warranty or representation by University as to the validity or scope of any of the rights included in the Licensed Patents or the Optioned Patents;

ii.	A warranty or representation that the Licensed Patents or anything made, used, sold or otherwise disposed of under the License or the Optioned Patents or anything made, used, sold or otherwise disposed of under the Option Rights will or will not infringe patents, copyrights or other rights of third parties;

iii.	An obligation to furnish any know-how or services not agreed to in this Agreement, or

iv.	An obligation by the University to bring or prosecute actions or suits against third parties for infringement, or to provide any services other than those specified in this Agreement.

11.2	Indemnification. Licensee shall indemnify, defend, and hold University, its regents, employees, students, officers, agents, affiliates, representatives, and inventors (“University Indemnitees”) harmless from and against all liability, demands, damages, losses, and expenses (including attorney fees), for death, personal injury, illness, property damage, noncompliance with applicable laws and any other claim, proceeding, demand, expense and liability of any kind whatsoever in connection with or arising out of:

a.	the use by or on behalf of Licensee, its sublicensees, Affiliates, directors, officers, employees, or third parties operating at the direction of Licensee, of any Licensed Patents or Optioned Patents;

b.	the design, manufacture, production, distribution, advertisement, consumption, sale, lease, sublicense or use of any Licensed Product(s), Licensed Process(es) or materials by Licensee, or other products or processes developed in connection with or arising out of the Licensed Patents or Optioned Patents; or

c.	any right of Licensee under this Agreement.

11.3	Insurance. Licensee warrants that it now maintains and will continue to maintain Comprehensive General Liability Insurance, including Product Liability Insurance, and any other insurance customary in the industry, and that such insurance coverage lists University and the University Indemnitees as additional insureds. Within *** days after the execution of this Agreement and thereafter on *** of each year, Licensee will present evidence to University that the coverage being maintained with University and the University Indemnitees listed as additional insureds. In addition, Licensee will provide University with at least *** prior written notice of any change in or cancellation of insurance coverage.

SECTION 12. DURATION, TERMINATION, AND CONVERSION

12.1	Term. This Agreement shall become effective as of the Effective Date and the grant of rights shall expire on the expiration date of the last to expire patents within the Licensed Patents unless terminated pursuant to Section 12.2; the Option Rights shall terminate as defined in each sub-appendix in Appendix D.

12.2	Termination of Agreement.

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a.	Licensee may terminate this Agreement at any time on *** prior written notice to University, if Licensee:

i.	Pays all amounts due as well as all non-cancelable costs to University through the termination date;

ii.	Submits final payments as provided in Appendix A, B.8 and a final report of the type described in Section 6 of the Agreement;

iii.	Returns any confidential information provided to Licensee by University in connection with this Agreement;

iv.	Suspends its use and sales of the Licensed Product(s) and Licensed Process(es); provided however, that subject to making the payments required by Section 3 and the reports required by Section 6, Licensee may, for a period of *** after the effective date of such termination, sell all Licensed Products which may be in inventory; and

v.	Provides University the right to access and use any regulatory information filed with any U.S. or foreign government agency with respect to Licensed Products and Licensed Processes, to the extent Licensee has the right to do so

b.	University may terminate this Agreement if Licensee:

i.	Is delinquent on any report or payment that is not in dispute; is in breach of the diligence obligations described in Appendix A, including the milestone requirements and such missed milestone is not otherwise excused pursuant to the terms of this Agreement; provides any false report, as determined by Section 13.8 of this Agreement, or is in breach of any other material provision of this Agreement, and fails to cure any of these circumstances within *** of University’s written notice to Licensee;

ii.	Violates any laws or regulations of applicable governmental entities;

iii.	Becomes insolvent, shall cease to carry on its business or development activities pertaining to Licensed Patents; however, any Sublicensee not then in breach shall have its sublicense continue in full force and effect except that University shall be substituted in place of Licensee, and University shall have no obligations under such sublicense beyond its obligations herein effective upon the mutually agreed upon written amendment(s) between University and such Sublicensee(s); or

iv.	Institutes a legal action challenging the validity of any Licensed Patent.

The exclusive license granted by this Agreement shall immediately terminate upon Licensee’s dissolution, liquidation, insolvency, or bankruptcy. The exclusive license shall NOT pass to a trustee in bankruptcy or be held as an asset of said bankrupt.

c.	University may terminate Option Rights if Licensee

i.

Is delinquent on any report or payment related to the Option Rights that is not in dispute; is in breach of the diligence obligations described in technology specific Appendix D, including the milestone requirements and such missed milestone is not otherwise excused pursuant to the terms of the Option Rights;

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provides any false report, as determined by Section 13.8 of this Agreement, or is in breach of any other material provision of this Agreement, and fails to cure any of these circumstances within *** of University’s written notice to Licensee;

ii.	Violates any laws or regulations of applicable governmental entities;

iii.	Becomes insolvent, shall cease to carry on its business or development activities pertaining to Optioned Patents; or

iv.	Institutes a legal action challenging the validity of any Optioned Patent.

SECTION 13. GENERAL

13.1	Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto.

a.	Assignment by Licensee. Subject to Section 13.1 (c), Licensee may assign this Agreement as part of a sale, regardless of whether such a sale occurs through an asset sale, stock sale, merger or other combination, or any other transfer of (i) Licensee’s entire business; or (ii) that part of Licensee’s business that exercises all rights granted under this Agreement.

b.	Any Other Assignment by Licensee. Any other attempt to assign this Agreement by Licensee is null and void.

c.	Conditions of Assignment. Prior to any assignment, the following conditions must be met: (i) Licensee must give University *** prior written notice of the assignment, including the new assignee’s contact information; and (ii) the new assignee must agree in writing to University to be bound by this Agreement.

d.	Bankruptcy. In the event of a bankruptcy, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales, of Licensed Patents.

13.2	Notice.

a.	Licensee will provide written notice to University at least *** prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. Licensee will include in such written notice an identification of all prior art it believes invalidates any claim of the patent.

b.	Notice hereunder shall be deemed sufficient if given by registered mail, postage prepaid, and addressed to the Party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing. All general notices to Licensee shall be mailed to:

Syndax Pharmaceuticals, Inc.

460 Totten Pond Road

Suite 650

Waltham, MA 02451

Attn: Robert Goodenow, Ph.D.

Telephone: (781) 319-7848

Fax:

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All financial invoices to Licensee (i.e., accounting contact) shall be e-mailed to:

Robert Goodenow, Ph.D.

Chief Business Officer

Syndax Pharmaceuticals, Inc.

***

All general notices to University shall be e-mailed or mailed to:

License Administrator, CU Case #

Office of Technology Transfer

University of Colorado, 588 SYS

4740 Walnut Street

Boulder, CO 80309

Either Party may change its mailing or e-mail address with written notice to the other Party.

13.3	Use of Names and Marks: Licensee agrees not to identify University in any promotional advertising, press releases, sales literature or other promotional materials to be disseminated to the public or any portion thereof without University’s prior written consent in each case, except that Licensee may state that it has a license for the Licensed Patents from University. University may state that it has a license for the Licensed Patents with the Licensee. Licensee further agrees not to use the name of University or any University faculty member, inventor, employee or student or any trademark, service mark, trade name, copyright or symbol of University, without the prior written consent of the University, entity or person whose name is sought to be used.

13.4	Marking: Licensee agrees to cause Licensed Products or the product of Licensed Processes sold under this license to be marked with the notice of the patent numbers or patent pending, as may be appropriate.

13.5	University Rules and Regulations. Licensee acknowledges that University employees who are engaged by Licensee, whether as consultants, employees, or otherwise, or who possess a material financial interest in Licensee, are subject to the University’s rule regarding outside activities and financial interests as set forth in the University’s intellectual property policy and related policies regarding conflicts of interest and outside consulting, as may be amended from time to time. Any term or condition of an agreement between Licensee and a University employee that seeks to vary or override such employee’s obligations to the University or obligations to University Physician’s Inc. (UPI), may not be enforced against such personnel or the University without the express written consent of the Principal Technology Transfer Officer or, if relevant, a valid signatory for UPI.

13.6	Compliance with the Law. Licensee shall comply with all commercially material local, state, federal, and international laws and regulations relating to its obligations under this Agreement regarding the development, manufacture, use, and sale of Licensed Products and Licensed Processes.

13.7	Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

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13.8	Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, the affected Party shall promptly notify the other Party (“Notice Date”), and the Parties shall attempt in good faith to resolve the matter.

a.	Any disputes not so resolved shall be referred to the Principal Technology Transfer Officer for the University and to Licensee’s senior executives with settlement authority (“Senior Executives”), who shall meet at a mutually acceptable time and location within *** of the Notice Date and shall attempt to negotiate a settlement.

b.	If the Senior Executives fail to meet within *** of the Notice Date, or if the matter remains unresolved for a period of *** after the Notice Date, the Parties hereby irrevocably submit to the jurisdiction of a court of competent jurisdiction in the State of Colorado, and, by execution and delivery of this Agreement, each (i) accepts, generally and unconditionally, the jurisdiction of such court and any related appellate court, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

13.9	Merger and Modification of Agreement. The terms and provisions contained in this Agreement constitute the entire Agreement between the Parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the Parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement will be binding upon either Party hereto, unless in a written amendment to this Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions of this Agreement not specifically amended thereby shall remain in full force and effect according to their terms.

13.10	Severability. The provisions and clauses of this Agreement are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

13.11	Scope. This Agreement does not establish a joint venture, agency or partnership between the Parties, nor create an employer – employee relationship. The relationship between the Licensee and the University shall be that of independent contractors. Neither Party shall have the power to bind or obligate the other Party in any manner.

13.12	Preservation of Immunity. The Parties agree that nothing in this Agreement is intended or shall be construed as a waiver, either express or implied, of any of the immunities, rights, benefits, defenses or protections provided to University under governmental or sovereign immunity laws from time to time applicable to University, including, without limitation, the Colorado Governmental Immunity Act (C.R.S. § 24-10-101, et seq.) and the Eleventh Amendment to the United States Constitution.

13.13	Headings. Headings are included herein for convenience only and shall not be used to construe this Agreement.

13.14

Survival. The provisions of §§ 3 Economic Consideration; 6 Reports, Records, and Audits; 7 Confidential Information; 11 Warranties, Indemnifications, and Insurance; 13.3 Use of Names and Marks; 13.7 Choice of Law; 13.12 Preservation of Immunity; and 13.14 Survival

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and any other provision of this Agreement that by its nature is intended to survive, shall survive any termination or expiration of this Agreement.

Signature Page Follows

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IN WITNESS WHEREOF the parties hereto have caused this Agreement, to be executed in duplicate by their respective duly authorized officers.

University:		Licensee:

By:	/s/ Tom Smerdon	By:	/s/ Arlene M. Morris
Title:	Interim Associate Vice President for	Title:	Chief Executive Officer
Technology Transfer
Date:	April 3, 2013	Date:	April 6, 2013

Office of Technology Transfer	Syndax Pharmaceuticals, Inc.
University of Colorado, 588 SYS	460 Totten Pond Road
Suite 100, 4740 Walnut Street	Suite 650
Boulder, CO 80309	Waltham, MA 02451

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APPENDIX A

SPECIFIC TERMS AND CONDITIONS

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APPENDIX A1 – CU1350H

A.	Licensed Patents:

***

Field of Use:	All

Territory:	Worldwide

B.	Financial Conditions:

B.1	Patent Fees and Costs. Licensee agrees to reimburse University for reasonable patenting expenses incurred by University that have not been reimbursed as of the Effective Date. At this time, no such expenses have been billed to University.

B.2	License Fee. Licensee agrees to pay a license fee of two hundred thousand dollars ($200,000.00), on the terms set forth in this Section B.2 and Section B.3 below. Within thirty (30) days after execution of the Agreement, Licensee will pay to the University or issue to University License Equity Holdings, Inc. (“ULEHI”) (an affiliate of University), as the case may be, in Licensee’s sole discretion, either (a) US$50,000 in cash (the “Cash Amount”), or (b) the number of shares of Licensee common stock equal to the Cash Amount divided by the Share Price (as defined below) (the “Shares”). In the event that Licensee elects to issue the Shares to ULEHI pursuant to the preceding sentence, the date of issuances of such Shares shall be referred to herein as the “Issuance Date,” and the “Share Price” shall mean the price per share of common stock based on Licensee’s most recent 409A or other valuation report prepared by an independent third party completed during the *** period prior to the Issuance Date (as adjusted for any stock splits, recapitalizations or similar events). Any issuance of Shares to ULEHI hereunder will be pursuant to a stock purchase agreement that contains customary investor representations.

In the event that, after issuing the Shares to ULEHI on the Issuance Date, Licensee issues Licensee common stock or securities exercisable for or convertible into Licensee common stock at a price per share (or at an exercise or conversion price in the case of exercisable or convertible securities) less than the Share Price (the “New Share Price”), at any time beginning on the Issuance Date until the earlier of (x) the closing of a financing in which Licensee issues equity securities and (y) one year following the Issuance Date, Licensee shall promptly issue to ULEHI a number of shares of Licensee common stock (the “Additional Shares”), such that the aggregate number of shares in the Shares and the Additional Shares shall be equal the Cash Amount divided by the New Share Price. The remainder shall be due pursuant to Section B.3 below.

B.3

Past Milestone Fee and Deferred License Fee: Upon the earlier of (i) the execution of a sublicense agreement with a Sublicensee pursuant to the sublicensing provisions of the Agreement, (ii) the closing of a Series B financing of at least US$*** of which a proportion is

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*** for the *** involving the Licensed Patents, or (iii) the initiation of additional clinical development for *** by whatever means that would (but for the licenses granted pursuant to this Agreement) otherwise infringe the Licensed Patents (such date, the “Deferred Issuance Date”), Licensee will pay to the University, or issue to ULEHI, as the case may be, in License’s sole discretion, either (a) US$150,000 in cash (the “Deferred Cash Amount”), or (b) the number of shares of Licensee common stock equal to the Deferred Cash Amount divided by the Deferred Share Price (as defined below) (the “Deferred Shares”). In the event that Licensee elects to issue the Deferred Shares to ULEHI pursuant to the preceding sentence, the “Deferred Share Price” shall mean the price per share of common stock based on Licensee’s most recent 409A or other valuation report prepared by an independent third party completed during the *** period prior to the Deferred Issuance Date (as adjusted for any stock splits, recapitalizations or similar events). Any issuance of Deferred Shares to ULEHI hereunder will be pursuant to a stock purchase agreement that contains customary investor representations.

In the event that, after issuing the Deferred Shares to ULEHI on the Deferred Issuance Date, Licensee issues Licensee common stock or securities exercisable for or convertible into Licensee common stock at a price per share (or at an exercise or conversion price in the case of exercisable or convertible securities) less than the Deferred Share Price (the “New Deferred Share Price”), at any time beginning on the Deferred Issuance Date until the earlier of (x) the closing of a financing in which Licensee issues equity securities and (y) one year following the Deferred Issuance Date, Licensee shall promptly issue to ULEHI a number of shares of Licensee common stock (the “Additional Deferred Shares”), such that the aggregate number of shares in the Deferred Shares and the Additional Deferred Shares shall be equal the Deferred Cash Amount divided by the New Deferred Share Price.

B.4	Milestone Fees. Licensee agrees to pay University the following additional Milestone Fees:

a.	Successful completion of a Phase II Clinical Trial should a new Phase II trial be deemed necessary by the FDA: $***

b.	NDA approval of a Licensed Product : $***

c.	First $10 million in Royalty Bearing Net Sales of a Licensed Product: $***

The following one-time milestones shall apply only in the instance that patent claims in the Licensed Patents issue in any jurisdiction with broader coverage than just entinostat or a single cancer.

i.	Notice of allowance of claims to a 2nd HDAC inhibitor: $***

ii.	Notice of allowance of claims to more than 2 HDAC inhibitors: $***

iii.	Notice of allowance of claims to a class of HDAC inhibitors (or all HDAC inhibitors): $***

iv.	Notice of allowance of claims to a 2nd cancer type: $***

v.	Notice of allowance of claims to more than 2 cancer types: $***

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vi.	Notice of allowance of, or issuance of, a patent or combination of patents with claims to a class of HDAC inhibitors AND more than 2 cancer types: $***

B.5	Minimum Annual Royalty. Licensee agrees to pay to University an annual, nonrefundable minimum royalty fee of $*** due on *** and on *** of each year thereafter until commercial sales begin, then *** dollars ($***) due on the same date thereafter, said fees fully creditable against any earned royalties due in the same calendar year as the minimum royalty payment.

B.6	Royalty on Royalty-Bearing Net Sales. Licensee agrees to pay University an earned royalty, on a country-by-country basis, on Royalty-Bearing Net Sales in countries in which one or more Valid Claims are in force as follows:

Annual Net Sales	Royalty Rate

Under $***	***

$*** to $***	***

Over $***	***

For the avoidance of doubt, Licensee shall not pay to University a royalty on Royalty-Bearing Net Sales in a country in which the corresponding Licensed Patent(s) have expired or lapsed. For the further avoidance of doubt, Licensed Product(s) that are not manufactured, used or sold in, or Licensed Process(es) that are not practiced in, a country in which one or more Valid Claims are in force shall not bear a royalty.

Licensee will prepare a quarterly report of the Total Net Sales and Royalty-Bearing Net Sales of Licensed Products pursuant to Section 6 Reports, Records and Audits and in the form provided in Appendix C. Licensee will submit the earned royalty payment, if any, and the quarterly report within 30 days after the end of each calendar quarter.

B.7	Limited Royalty Offset. In the event that Licensee pays a royalty to a third party for license rights necessary to enable the manufacture, use, sale, offer for sale, or import of Licensed Product(s) or the practice of Licensed Process(es), Licensee’s royalty payments to University shall be reduced by a percentage equal to *** percent of the royalty percentage paid to each third party. Notwithstanding the foregoing, the royalty rate shall not be less than *** of the otherwise applicable royalty (i.e., the royalty applicable in the absence of any offset).

B.8	Royalty on Sublicense Income. Licensee agrees to pay royalties on Sublicense Income as follows:

a.	For sublicenses executed with only the Licensed Patents – ***%

b.	For each patent family owned by Licensee or licensed by Licensee from a third party and that is included in the license/sublicense, the University rate will drop pro rata (i.e. 1 such patent family, University rate is ***%, 2 such patent families, University rate is ***%, etc) with a minimum sublicense rate of ***%.

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c.	Licensee may drop the University rate an additional ***% if, at the time of sublicense, the Sublicensee provides a development plan identifying a clinical program other than one encompassed by the sublicensed Licensed Patents as the program to be developed first, provided however, that in no event shall the sublicense royalty be reduced below ***%.

d.	Provided, however, that if Licensee takes the discount in (c), then (i) a milestone payment equal to the total discount (measured as the difference between the total amount of sublicense revenues University would have received under (b) and the amount University actually received under (c) as of the time of the milestone) shall be due if FDA marketing approval is reached first for any program encompassed by the sublicensed Licensed Patents; or (ii) if the milestone described in subsection (i) above does not occur, a milestone shall be due if the sublicensed Licensed Patents is ever used as the basis for market exclusivity in one or more countries, said milestone to be a percentage of the total sublicense revenues lost with respect to the applicable country(-ies) due to the discount, which shall be calculated as the number of years of exclusivity conferred by the sublicensed Licensed Patents divided by the number of years of total patent or market exclusivity multiplied by the total discount (all calculated on a country-by-country basis). By way of example, should the total exclusivity period be *** years in a particular country, and should the sublicensed Licensed Patents confer *** years of exclusivity in such country, then University would recover ***% of the discount with respect to such country.

Additionally, if any payments in the sublicense agreement are specific to Licensed Patents (i.e., are not in consideration of the entire sublicensed intellectual property rights), University shall receive ***% of such payments.

The Sublicensee royalty report shall be in the form provided in Appendix C.

B.9	No Multiple Royalties. No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patents.

B.10	Interest. Payments past due shall bear interest at the rate of *** percent (***%) per month compounded, or the maximum interest rate allowed by applicable law, whichever is less.

B.11	Payments After License Termination. After the license terminates, Licensee will continue to submit earned royalty payments and reports required by Section 6 of the Agreement, until all Licensed Products made or imported under this Agreement have been sold and/or until all sublicense payments have been received by Licensee.

B.12	Tax-exempt. All payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind imposed on the University which Licensee may be obligated to withhold by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to the University pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

B.13	Payments. All payments to University shall be in United States Dollars, made payable to “The Regents of the University of Colorado” and mailed to:

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Office of Technology Transfer

University of Colorado

Suite 100, 4740 Walnut Street

Campus Box 588

Boulder, CO 80309

ATTN: Accounts Receivable

In the event that conversion from foreign currency is required in calculating a payment under this Agreement, such conversion shall be made using the exchange rate published in The Wall Street Journal on the last business day of the quarter in which the payment falls due.

B.14	Third Party Challenge. In the event that the validity of the Licensed Patents is challenged in a court of law by a third party not affiliated with Licensee, Licensee may elect to place royalty and other payments in escrow with a mutually agreed upon escrow agent, pending the outcome of the litigation or proceeding. Should such litigation or proceeding result in a final verdict in University’s favor, escrowed royalty and other payments shall be released to University.

C.	License Due Diligence Obligations

C.1	Milestones. Licensee shall use commercially reasonable efforts to develop, manufacture, market and sell the Licensed Products and Licensed Processes in the Fields of Use and Territory in accordance with the Milestones defined here.

a.	Successful completion of a successor clinical trial to the completed Phase II trial by ***.

b.	If the trial in C(1)a is a non-pivotal Phase II or Phase II/III trial, then initiation of the pivotal clinical trial shall be completed within *** of the completion of the non-pivotal trial.

c.	If the trial in C(1)a is a pivotal trial, then Licensee shall file an NDA with the FDA by *** from completion of the pivotal trial.

For clarity, for a given clinical trial, it may be not be apparent whether it is pivotal or non-pivotal until the end of the trial, in which case the applicability of subsection (b) or (c) will be determined at such time.

Each of the foregoing milestone deadlines may be extended with University’s consent, which request shall not be unreasonably denied, provided that Licensee provides University with written evidence of diligence towards accomplishing these milestones.

C.2

Mandatory Sublicensing. If Licensee (either itself or with or through its Sublicensees) is unable or unwilling to serve or develop a potential market or market territory in a major country (defined as a country listed in the top *** countries based on the World Bank Gross Domestic Product in that given year) for which there is a company willing to be a

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sublicensee, Licensee will at University’s request negotiate in good faith a sublicense with any such sublicensee. Licensee acknowledges the University’s interest in ensuring that Licensed Products and Licensed Processes are developed and commercialized to the fullest extent possible for the benefit of the public, including (where applicable) to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world.

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APPENDIX B

DILIGENCE REPORT

***

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APPENDIX C

FORM OF ROYALTY REPORT

***

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APPENDIX D – Options

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Appendix D1 – CU1211H

1.	Definitions for the Option to CU1211H, all defined terms in the Agreement unless specifically redefined below shall be maintained:

1.1	“Intellectual Property Rights” shall mean all of the following University intellectual property:

a.	***

b.	United States and foreign patents issued from the applications listed in 1.1(a) above and from divisionals and continuations of any of the aforementioned applications;

c.	claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described and claimed in the U.S. and international applications listed in 1.1(a) above;

d.	claims of all foreign national stage patent applications based on the international applications listed in 1.1(a) above and of the resulting patents; and

e.	any reissues of United States patents described in (a), (b) or (c) above.

1.2	“Know-How” shall mean, and be limited to, University’s proprietary information which has been created, developed, and fixed in any tangible medium of expression by the inventor(s) of the Intellectual Property Rights and which is directly related to the use of, or desirable for the practice of, the Intellectual Property Rights.

1.3	“Option Period” shall mean a term commencing on the Effective Date of the Agreement and terminating *** after the Effective Date, although Licensee may extend the Option Period for a fee to be negotiated by the Parties. If Licensee exercises its Option Rights hereunder by written notice to University within the Option Period, the parties shall negotiate commercially reasonable license terms in good faith.

1.4	“Fields of Use” shall mean all fields of use.

2.	Grant of Option Rights

2.1	University hereby grants to Licensee a non-exclusive option and right to negotiate amendments to the License Agreement to include the Intellectual Property Rights and Know-How within, respectively, the Licensed Patents and Know-How under the License Agreement, on commercially reasonable terms, such option to be exercisable by Licensee at any time during the Option Period, upon written notice to University (“Option Rights”).

2.2	For the optioned Intellectual Property Rights, University extends the previously granted research license to Licensee under the Intellectual Property Rights solely

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for the ongoing purpose of conducting evaluation and due diligence in the Field of Use during the Option Period.

2.3	Licensee shall exercise the Option Rights by so notifying University in writing prior to the expiration of the Option Period.

2.4	During the Option Period, University shall provide Licensee with any information which, in University’s judgment, is reasonably required by Licensee in connection with its evaluation. Based upon such disclosure, Licensee shall use good faith efforts to evaluate the technical, economic, and commercial advantages of said Intellectual Property Rights during the Option Period.

2.5	During the Option Period, University shall furnish to Licensee reasonable opportunity to confer with University’s inventors on the Intellectual Property Rights.

2.6	During the Option Period, University may augment its written disclosure with additional technical data to assure that Licensee has the most current information.

2.7	Licensee agrees to share with University, on a confidential basis, all experimental data related to the Intellectual Property Rights generated during the Option Period, whether or not Licensee elects to exercise the Option Rights.

3.	Consideration

As consideration for the Option Rights, Licensee agrees to maintain payment for patent prosecution expenses incurred after the Effective Date. If Licensee elects to exercise the Option Rights, it shall reimburse University for any reasonable patenting expenses incurred by University prior to the Effective Date.

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APPENDIX D2-CU2264

1.	Definitions for the Option to CU2264H, a technology co-owned by Licensee and University, all defined terms in the Agreement unless specifically redefined below shall be maintained:

1.1	“Intellectual Property Rights” shall mean all of the following University intellectual property:

a.	***;

b.	United States and foreign patents and applications filed or issued from the application listed in 1.1(a) above and from divisionals and continuations of any of the aforementioned applications;

c.	claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described and claimed in the international application listed in 1.1(a) above;

d.	claims of all foreign national stage patent applications based on the international application listed in 1.1(a) above and of the resulting patents; and

e.	any reissues of United States patents described in (a), (b) or (c) above.

1.2	“Know-How” shall mean, and be limited to, University’s proprietary information which has been created, developed, and fixed in any tangible medium of expression by the inventor(s) of the Intellectual Property Rights and which is directly related to the use of, or desirable for the practice of, the Intellectual Property Rights.

1.3	“Option Period” shall mean a period commencing on the Effective Date and terminating within *** of Licensee filing paperwork with the F.D.A. for approval of a Phase 2 clinical trial that in whole or in part relates to the Intellectual Property Rights. If Licensee exercises its Option Rights hereunder by written notice to University within the Option Period, the parties shall negotiate commercially reasonable license terms in good faith recognizing Licensee’s co-ownership interest. However, unless otherwise mutually agreed upon by the parties in writing, all Option Rights shall expire on the later of (a) *** following University’s receipt of such written notice by Licensee exercising its Option Rights, or (b) the last day of the Option Period.

1.4	“Fields of Use” shall mean all fields of use.

2.	Grant of Rights

2.1

University hereby grants to Licensee an exclusive option and right to negotiate amendments to the License Agreement to include the Intellectual Property Rights and Know-How within, respectively, the Licensed Patents and Know-How under the License Agreement, on commercially reasonable terms, to develop, make, have made, import, use, market, offer to sell, sell, distribute and provide products and

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

services claimed in the Intellectual Property Rights and Know How, such option to be exercisable by Licensee at any time during the Option Period, upon written notice to University (“Option Rights”). Negotiations shall be conducted in good faith and the economic and diligence terms shall be reduced from the terms listed in the First Option to reflect Licensee’s ownership interest in the Intellectual Property Rights.

2.2	During the Option Period, University shall provide Licensee with any information which, in University’s judgment, is reasonably required by Licensee in connection with its evaluation. Based upon such disclosure, Licensee shall use good faith efforts to evaluate the technical, economic, and commercial advantages of said Intellectual Property Rights during the Option Period.

2.3	During the Option Period, University shall furnish to Licensee reasonable opportunity to confer with University’s inventors on the Intellectual Property Rights.

2.4	During the Option Period, University may augment its written disclosure with additional technical data to assure that Licensee has the most current information.

2.5	Licensee agrees to share with University, on a confidential basis, all experimental data related to the Intellectual Property Rights generated during the Option Period, whether or not Licensee elects to exercise the Option Rights.

3.	Consideration

As consideration for the Option Rights, Licensee agrees to maintain control of and payment of patent prosecution expenses incurred both before and after the Effective Date. If Licensee elects to exercise the Option Rights, it shall reimburse University for any remaining reasonable patenting expenses incurred by University prior to the Effective Date.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.